Exhibit 99.1

Marchex Announces Executive Team Updates

SEATTLE, WA – September 16, 2025 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive revenue acceleration and operational excellence, today announced that Edwin Miller, CEO, is stepping down from this role and will be serving as a senior advisor to the Chairman going forward. In addition, the Company announced that Troy Hartless, Chief Revenue Officer, has also been appointed President; Francis Feeney, Chief Corporate and Legal Affairs Officer, has also been appointed Chief Operating Officer; and Brian Nagle, Senior Vice President, Controller, has been appointed Chief Financial Officer.

“I want to personally thank Edwin for his leadership at Marchex,” said Russell Horowitz, Chairman. “We have made substantial progress in Marchex’s evolution since Edwin joined to lead the Company, and we wish him all the best in his future endeavors. With a growing portfolio of AI products and capabilities that are driving our increasing sales pipeline, Marchex is in a position to expand our customer penetration and grow our addressable market. As we continue in this transition to a future focused on growth, I look forward to working closely with Troy, Frank, Brian and the rest of the team as we continue executing on Marchex’s increasing opportunities and strategic evolution.”

“I am proud of the role that I have played at Marchex since I joined the Company in February of 2023, leading the “OneStack” initiative, the alignment of the business and the building of a more unified organization,” said Miller. “Marchex is well positioned for future growth, with innovative AI driven product offerings and increasing operating and cost efficiencies, and it is the right time for me to seek my next challenge. I want to thank Marchex’s employees for all of their support during my time at the Company.”

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF THE DATE HEREOF

Marchex currently anticipates that its financial results for the third quarter of 2025 will be in the range of the financial outlook provided in its second quarter 2025 earnings release.

For more information about Marchex and its conversation intelligence solutions, visit www.marchex.com.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables sales, marketing, service, operations, and executive teams to optimize customer journey experiences across omnichannel communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit www.marchex.com, www.marchex.com/blog, or @marchex on X (formerly Twitter) (x.com/marchex), where Marchex discloses material information from time to time about the Company and its business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the Securities and Exchange Commission. All of the information provided in this release is as of the date hereof, and Marchex undertakes no duty to update the information provided herein.

Public Relations
Scott Rupp
srupp@marchex.com

Marchex Investor Relations
Trevor Caldwell, 206-331-3600
ir@marchex.com